SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2004

Wells Real Estate Fund XIV, L.P.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

0-50647	01-0748981
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

7500 Setzler Parkway Building

On March 26, 2004, Fund XIII and Fund XIV Associates (the “Joint Venture”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (“Wells Fund XIII”) and Wells Real Estate Fund XIV, L.P. (the “Registrant”), purchased a one-story office and warehouse building on an approximately 10.32-acre tract of land located at 7500 Setzler Parkway in Brooklyn Park, Minnesota (the “7500 Setzler Parkway Building”) from Duke Construction Limited Partnership (“Duke Construction”) for a purchase price of $7,000,000, exclusive of closing costs. Wells Fund XIII is a public limited partnership affiliated with the Registrant through common general partners. Duke Construction is not in any way affiliated with the Joint Venture, the Registrant or its general partners.

The Registrant contributed approximately $4.2 million and Wells Fund XIII contributed approximately $2.8 million to the Joint Venture for their respective shares of the acquisition costs for the 7500 Setzler Parkway Building. Subsequent to the acquisition of the 7500 Setzler Parkway Building, the Registrant held an equity percentage interest in the Joint Venture of approximately 52.7%, and Wells Fund XIII held an equity percentage interest in the Joint Venture of approximately 47.3%.

The 7500 Setzler Parkway Building, which was completed in 2004, contains approximately 120,000 aggregate rentable square feet and is leased under a net lease (i.e., operating costs and maintenance costs are paid by the tenant) entirely to R.R. Donnelley & Sons Company (“RR Donnelley”), a printing services company with corporate headquarters in Chicago, Illinois. RR Donnelley provides services such as book and magazine publishing, financial document printing, direct mail printing, and healthcare document printing. RR Donnelley has offices throughout the United States and internationally and currently serves as the financial printer for the Registrant in connection with its regulatory filings with the SEC. RR Donnelley reported a net worth, as of December 31, 2003, of approximately $983.2 million.

The RR Donnelley lease commenced in 2004 and expires in 2010. The current annual base rent payable under the RR Donnelley lease is approximately $560,400. RR Donnelley has the right, at its option, to extend the initial term of its lease for two additional five-year periods at the then-current market rental rate. The Joint Venture, as landlord, is responsible for the maintenance and repair of the roof, plumbing, electrical systems, heating and air conditioning, exterior walls, foundation and structural frame of the 7500 Setzler Parkway Building.

Wells Management Company, Inc. (“Wells Management”), an affiliate of the Registrant and its general partners, will manage the 7500 Setzler Parkway Building on behalf of the Joint Venture and will be paid property management, leasing and asset management fees in the amount of 4.5% of the gross revenues from the 7500 Setzler Parkway Building.

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Item 7. Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The following pro forma financial statements of the Registrant are submitted at the end of this Current Report on Form 8-K and are filed herewith and incorporated herein by reference.

Wells Real Estate Fund XIV, L.P.

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-1

Pro Forma Balance Sheet as of December 31, 2003 (unaudited)	F-2

Pro Forma Statement of (Loss) Income for the period from May 14, 2003 through December 31, 2003 (unaudited)	F-3

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P.
(Registrant)

By:	Wells Capital, Inc.
General Partner

	By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

By:	/s/ Leo F. Wells, III
Leo F. Wells, III
General Partner

Date: April 9, 2004

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WELLS REAL ESTATE FUND XIV, L.P.

(A Georgia Public Limited Partnership)

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Fund XIV, L.P. (“Wells Fund XIV”) included in its annual report filed on Form 10-K for the year ended December 31, 2003. Wells Fund XIV commenced operations on May 14, 2003. Therefore, no pro forma information will be presented for Wells Fund XIV for the periods prior to the commencement of operations. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various Form 8-Ks previously filed.

The following unaudited pro forma balance sheet as of December 31, 2003 has been prepared to give effect to the first quarter 2004 acquisition of the 7500 Setzler Parkway Building by Fund XIII and Fund XIV Associates (“Fund XIII-XIV”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. and Wells Fund XIV, as if the acquisition occurred on December 31, 2003. Wells Fund XIV contributed approximately 60% of the total acquisition price of the 7500 Setzler Parkway Building to Fund XIII-XIV. As a result of its contribution, which was used to partially fund the acquisition of the 7500 Setzler Parkway Building, Wells Fund XIV holds an approximate 53% interest in Fund XIII-XIV.

The following unaudited pro forma statement of income for the period from May 14, 2003 through December 31, 2003 has been prepared to give effect to the fourth quarter 2003 acquisitions of the Siemens Orlando Building and the Randstad Atlanta Building as if the acquisitions occurred on May 14, 2003. The 7500 Setzler Parkway Building had no operations during the year ended December 31, 2003.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Siemens Orlando Building, the Randstad Atlanta Building and the 7500 Setzler Parkway Building been consummated as of May 14, 2003. In addition, the pro forma balance sheet includes allocations of the purchase price for the acquisition based upon preliminary estimates of the fair value of the assets and liabilities acquired. Therefore, these allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-1

WELLS REAL ESTATE FUND XIV, L.P.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2003

(Unaudited)

	Wells Real Estate Fund XIV, L.P. (a)	Pro Forma Adjustments				Pro Forma Total
		Other		7500 Setzler Parkway
ASSETS:
Investment in Joint Venture	$9,419,352	$0		$4,359,999	(d)	$13,779,351

Cash and cash equivalents	3,795,008	1,221,737	(b)	(4,185,599	)(e)	782,277
		(48,869	)(c)

Deferred project costs	155,759	48,869	(c)	(174,400	)(f)	30,228

Due from Joint Venture	98,488	0		0		98,488

Total assets	$13,468,607	$1,221,737		$0		$14,690,344

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Commissions payable	$50,517	$0		$0		$50,517

Partnership distributions payable	74,525	0		0		74,525

Due to affiliates	26,146	0		0		26,146

Accounts payable	3,730	0		0		3,730

Total liabilities	154,918	0		0		154,918

Partners’ capital:
Limited partners:

Cash Preferred – 962,441 units outstanding as of Dec. 31, 2003	8,433,881	1,068,112	(b)	0		9,501,993

Tax Preferred – 568,246 units outstanding as of Dec. 31, 2003	4,879,808	153,625	(b)	0		5,033,433

Total partners’ capital	13,313,689	1,221,737		0		14,535,426

Total liabilities and partners’ capital	$13,468,607	$1,221,737		$0		$14,690,344

(a)	Historical financial information is derived from Wells Real Estate Fund XIV, L.P.’s annual report filed on Form 10-K.
(b)	Reflects capital raised through issuance of additional partnership units subsequent to January 1, 2004 through 7500 Setzler Parkway Building acquisition date of March 26, 2004.
(c)	Reflects acquisition and advisory fees and reimbursements for acquisition expenses, which are paid to Wells Capital, Inc., a General Partner, at 3.0% and 0.5% of gross offering proceeds, respectively, and capitalized as deferred project costs as a result of additional capital raised described in note (b) above.
(d)	Reflects Wells Real Estate Fund XIV, L.P.’s contribution to Fund XIII-XIV. As a result of its contribution, Wells Real Estate Fund XIV, L.P. holds an approximate 53% interest in Fund XIII-XIV.
(e)	Reflects Wells Real Estate Fund XIV, L.P.’s proportionate share of the cost to acquire the 7500 Setzler Parkway Building.
(f)	Reflects acquisition and advisory fees and reimbursements for acquisition expenses, which are paid to Wells Capital, Inc., a General Partner, at 3.0% and 0.5% of gross offering proceeds, respectively, capitalized as deferred project costs and applied to Fund XIII-XIV at approximately 4.1667% of purchase price.

The accompanying notes are an integral part of this statement.

F-2

WELLS REAL ESTATE FUND XIV, L.P.

PRO FORMA STATEMENT OF (LOSS) INCOME

FOR THE PERIOD FROM MAY 14, 2003 THROUGH DECEMBER 31, 2003

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate Fund XIV, L.P. (a)	Siemens Orlando		Randstad Atlanta		Pro Forma Total
REVENUES:
Equity in income of Joint Ventures	$18,205	$93,756	(b)	$94,619	(b)	$206,580
Interest income	13,215	0		0		13,215

	31,420	93,756		94,619		219,795

EXPENSES:
Organizational Expenses	47,171	0		0		47,171
Legal and accounting	22,135	0		0		22,135
Partnership administration	15,030	0		0		15,030
Other general and administrative	13	0		0		13

	84,349	0		0		84,349

NET (LOSS) INCOME	$(52,929)	$93,756		$94,619		$135,446

NET LOSS ALLOCATED TO GENERAL PARTNERS	$(461)	$0		$0		$(461)

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS	$57,392	$274,137		$201,123		$532,652

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS	$(109,860)	$(180,381)		$(106,504)		$(396,745)

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.12					$0.49

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT	$(0.22)					$(0.68)

CASH DISTRIBUTIONS PER CASH PREFERRED LIMITED PARTNER UNIT	$0.15					$0.15

WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
CASH PREFERRED LIMITED PARTNER UNITS	498,431					1,084,511 (c)

TAX PREFERRED LIMITED PARTNER UNITS	504,535					585,804 (c)

(a)	Historical financial information is derived from Wells Real Estate Fund XIV, L.P.’s annual report filed on Form 10-K.
(b)	Reflects Wells Real Estate Fund XIV, L.P.’s equity in income of Fund XIII-XIV after giving effect to the acquisition of the Siemens Orlando Building and the Randstad Atlanta Building, respectively. The pro forma adjustments result from rental revenues less operating expenses, management fees and depreciation.
(c)	Reflects weighted-average limited partner units outstanding as a result of additional capital raised through 7500 Setzler Parkway Building acquisition date of March 26, 2004.

The accompanying notes are an integral part of this statement.

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